May 10, 2016

The Ensign Group Reports Quarterly Earnings; Meets Consensus of $0.34 per Share and Increases 2016 Projections

Conference Call and Webcast Scheduled for Tomorrow, May 11, 2016 at 10:00am PT

MISSION VIEJO, Calif., May 10, 2016 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care, assisted living and urgent care companies, today announced its operating results for the first quarter of 2016, reporting GAAP diluted earnings per share for the quarter of $0.18 and adjusted earnings per share of$0.34 for the quarter(1).

Quarter Highlights Include:

•	Consolidated GAAP net income for the quarter was $9.2 million and consolidated adjusted net income was $17.8 million(1);

•	Consolidated GAAP EBITDAR for the quarter was $51.5 million, an increase of 1.5%, and consolidated adjusted EBITDAR was $62.6 million, an increase of 23.1% over the prior year quarter(1);

•
Transitioning skilled revenue mix increased by 300 basis points over the prior year quarter to 56.8% and same-store skilled revenue mix increased by 29 basis points over the prior year quarter to 53.6%;

•	Transitioning revenue for all segments grew by 9.7% over the prior year quarter, and transitioning TSA revenue grew by 8.0% over the prior year quarter;

•
Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its segment income by 18.7% and revenue by $8.4 million to $26.7 million for the quarter, an increase of 45.6% over the prior year quarter; and

•	Consolidated revenues for the quarter were up $76.7 million or 25.0% over the prior year quarter to $383.2 million.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

"We are grateful to our experienced teams of local leaders across the organization for working tirelessly to transition all of our recently acquired operations, including eighteen new operations in Texas, while simultaneously driving improvements in our other operations," said Ensign's President and Chief Executive Officer Christopher Christensen.  Noting that Ensign's adjusted earnings per share was $0.34 for the quarter, which met consensus estimates,  Mr. Christensen reiterated that the company now has 69 recently acquired operations as of May 1, 2016, which is the largest number of operations in that bucket in the organization's history.

"While we are pleased with the first quarter contribution of some of our recently acquired operations, the majority of our newer operations still have significant upside.  For example, after removing the boost that we received from the performing assets we recently acquired, 75% of our operations in the recently acquired bucket are traditional turnaround opportunities with an average occupancy of 65.0% and an average skilled revenue mix of 45.7%, which is substantially below the average occupancy of 80.1% and 53.6% skilled revenue mix, respectively, in our same store operations," Christensen said.    "Even with mild operational improvements, we expect most of our newly acquired operations to make a meaningful contribution to the bottom line in the latter half of 2016 and beyond," he added.

Mr. Christensen announced that with the addition of the Legend Healthcare portfolio effective May 1, 2016, management is increasing its 2016 guidance. Revised projections for 2016 are $1.625 billion to $1.660 billion in revenues and $1.45 to $1.52 adjusted annual earnings per diluted share for 2016.  He also reiterated that, given the number of new operations acquired last year and so far in 2016, management expects most of the increase in performance in 2016 to occur in the later part of the year, adding that it often takes several quarters for newly acquired facilities to perform.

Chief Financial Officer Suzanne Snapper reported that "our balance sheet remained strong, with approximately $118 million of availability on our $250 million revolving line of credit as of March 31, 2016, which also has a built-in expansion option, and 32 unlevered real estate assets that add additional liquidity." Ms. Snapper added that as of March 31, 2016 the company had $51.4 million in cash on hand.

Ms. Snapper also reported that consolidated revenues for the quarter were up 25.0% over the prior year quarter to a record $383.2 million, GAAP EBITDAR for the quarter was $51.5 million and consolidated adjusted EBITDAR for the quarter was $62.6 million, an increase of 23.1 % over the prior year quarter.

GAAP diluted earnings per share were $0.18 and fully diluted adjusted earnings per share were $0.34 for the quarter.  GAAP net income was $9.2 million and adjusted net income was $17.8 million. A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.04 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

Also during the quarter and since, the company announced the acquisition of eighteen skilled nursing operations, one healthcare resort, two hospice agencies and one home health business. The following skilled nursing operations are subject to long-term leases:

•	The Healthcare Resort of Olathe, featuring a 70-bed licensed transitional care operation and 30 private assisted living suites under a long-term lease located in Olathe, Kansas;

•	Legend Oaks Healthcare and Rehabilitation - Greenville, a 126-bed skilled nursing facility located in Greenville, Texas;

•	Legend Oaks Healthcare and Rehabilitation - Euless, a 140-bed skilled nursing facility located in Euless, Texas;

•	Legend Oaks Healthcare and Rehabilitation Center - Gladewater, a 100-bed skilled nursing facility located in Gladewater, Texas;

•	Legend Oaks Healthcare and Rehabilitation - North Austin, a 124-bed skilled nursing facility located in Austin, Texas;

•	Legend Healthcare and Rehabilitation - Ennis, a 124-bed skilled nursing facility located in Ennis, Texas;

•	Granite Mesa Health Center, a 124-bed skilled nursing facility located in Marble Falls, Texas;

•	Legend Oaks Healthcare and Rehabilitation - Katy, a 125-bed skilled nursing facility located in Katy, Texas;

•	Legend Oaks Healthcare and Rehabilitation - Kyle, a 126-bed skilled nursing facility located in Kyle, Texas;

•	Legend Oaks Healthcare and Rehabilitation North Willowbrook, a 124-bed skilled nursing facility located in Houston, Texas;

•	Sonterra Health Center, a 124-bed skilled nursing facility located in San Antonio, Texas;

•	Legend Oaks Healthcare and Rehabilitation - San Antonio, a 126-bed skilled nursing facility located in San Antonio, Texas;

•	Legend Oaks Healthcare and Rehabilitation - West Houston, a 124-bed skilled nursing facility located in Houston, Texas;

•	Legend Oaks Healthcare and Rehabilitation - West San Antonio, a 124-bed skilled nursing facility located in San Antonio, Texas;

•	McAllen Transitional Care Center, a 70-bed skilled nursing facility located in McAllen, Texas;

•	Legend Oaks Healthcare and Rehabilitation Center - Northwest Houston, a 125-bed skilled nursing facility located in Houston, Texas; and

•	Legend Oaks Healthcare and Rehabilitation - New Braunfels, a 126-bed skilled nursing facility located in New Braunfels, Texas.

In addition, Ensign acquired the real estate and operations for the following skilled nursing operations:

•	Legend Healthcare and Rehabilitation - Paris, a 120-bed skilled nursing facility located in Paris, Texas; and

•	Legend Oaks Healthcare and Rehabilitation Center, a 125-bed skilled nursing facility located in Houston, Texas.

These additions bring Ensign's growing portfolio to 204 healthcare operations, thirty-four of which are owned, sixteen hospice agencies, sixteen home health agencies, three home care businesses and seventeen urgent care clinics across 14 states.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2016 Guidance Information

Management's increased guidance is based on diluted weighted average common shares outstanding of 52.6 million, which includes the impact of the 2 for 1 stock split completed in the fourth quarter of 2015 and the stock repurchases in the first quarter of 2016.  In addition, the guidance assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 38.5% and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, implementation costs for system improvements, costs incurred to recognize income tax credits, results at one closed facility and costs incurred for facilities currently being constructed and other start-up operations.

Conference Call

A live webcast will be held Wednesday, May 11, 2016 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign's website a http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 27, 2016.

About Ensign

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 204 operations, sixteen hospice agencies, sixteen home health agencies, three home care businesses and seventeen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas and South Carolina. More information about Ensign is available at http:/www.ensigngroup.net. More information about Ensign is available at http:/www.ensigngroup.net. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue	$383,234	$306,529
Expense:
Cost of services (exclusive of losses related to operational closure, rent, general and administrative and depreciation and amortization expense shown separately below)	306,308	241,456
Losses related to operational closure	7,935	—
Rent—cost of services	26,991	18,966
General and administrative expense	17,387	14,416
Depreciation and amortization	8,298	6,517
Total expenses	366,919	281,355
Income from operations	16,315	25,174
Other income (expense):
Interest expense	(1,370)	(667)
Interest income	234	166
Other expense, net	(1,136)	(501)
Income before provision for income taxes	15,179	24,673
Provision for income taxes	5,889	9,585
Net income	9,290	15,088
Less: net income (loss) attributable to noncontrolling interests	118	(82)
Net income attributable to The Ensign Group, Inc.	$9,172	$15,170

Net income per share
Basic:	$0.18	$0.32
Diluted:	$0.18	$0.31

Weighted average common shares outstanding:
Basic	50,679	47,815
Diluted	52,334	49,652

Dividends per share	$0.0400	$0.0375

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$51,370	$41,569
Accounts receivable — less allowance for doubtful accounts of $32,098 and $30,308 at March 31, 2016 and December 31, 2015, respectively	217,171	209,026
Investments — current	2,003	2,004
Prepaid income taxes	3,254	8,141
Prepaid expenses and other current assets	19,441	18,827
Total current assets	293,239	279,567
Property and equipment, net	311,479	299,633
Insurance subsidiary deposits and investments	30,955	32,713
Escrow deposits	1,646	400
Deferred tax asset	20,823	20,852
Restricted and other assets	11,165	9,631
Intangible assets, net	44,444	45,431
Goodwill	41,034	40,886
Other indefinite-lived intangibles	18,896	18,646
Total assets	$773,681	$747,759

Liabilities and equity
Current liabilities:
Accounts payable	$35,695	$36,029
Accrued wages and related liabilities	67,567	78,890
Accrued self-insurance liabilities — current	18,204	18,122
Other accrued liabilities	46,018	46,205
Current maturities of long-term debt	627	620
Total current liabilities	168,111	179,866
Long-term debt — less current maturities	145,642	99,051
Accrued self-insurance liabilities — less current portion	39,872	37,881
Deferred rent and other long-term liabilities	9,860	3,976
Total equity	410,196	426,985
Total liabilities and equity	$773,681	$747,759

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$12,695	$5,860
Net cash used in investing activities	(20,104)	(36,455)
Net cash provided by financing activities	17,210	42,796
Net increase (decrease) in cash and cash equivalents	9,801	12,201
Cash and cash equivalents at beginning of period	41,569	50,408
Cash and cash equivalents at end of period	$51,370	$62,609

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(In thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2016		2015
	$	%	$	%

TSA Services
Skilled nursing facilities	$315,212	82.3%	$264,471	86.3%
Assisted and independent living facilities	30,171	7.9	14,303	4.6
Total TSA services	345,383	90.2	278,774	90.9
Home health and hospice services:
Home health	13,908	3.6	$10,363	3.4
Hospice	12,758	3.3	7,952	2.6
Total home health and hospice services	26,666	6.9	18,315	6.0
All other (1)	11,185	2.9	9,440	3.1
Total revenue	$383,234	100.0%	$306,529	100.0%
(1) Includes revenue from services provided at our urgent care clinics and other ancillary operations.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our TSA services segment along with other statistics, for the periods indicated:

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$315,212	$264,471	$50,741	19.2%
Assisted and independent living revenue	30,171	14,303	15,868	110.9%
Total transitional, skilled and assisted living revenue	$345,383	$278,774	$66,609	23.9%
Number of facilities at period end	186	143	43	30.1%
Actual patient days	1,376,879	1,077,238	299,641	27.8%
Occupancy percentage — Operational beds	77.1%	78.8%		(1.7)%
Skilled mix by nursing days	32.5%	30.3%		2.2%
Skilled mix by nursing revenue	54.6%	52.9%		1.7%

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$223,757	$215,556	$8,201	3.8%
Assisted and independent living revenue	9,107	9,063	44	0.5%
Total transitional, skilled and assisted living revenue	$232,864	$224,619	$8,245	3.7%
Number of facilities at period end	106	106	—	—%
Actual patient days	856,247	845,502	10,745	1.3%
Occupancy percentage — Operational beds	80.1%	80.5%		(0.4)%
Skilled mix by nursing days	31.3%	30.6%		0.7%
Skilled mix by nursing revenue	53.6%	53.3%		0.3%

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$43,938	$40,571	$3,367	8.3%
Assisted and independent living revenue	4,588	4,367	221	5.1%
Total transitional, skilled and assisted living revenue	$48,526	$44,938	$3,588	8.0%
Number of facilities at period end	29	29	—	—%
Actual patient days	188,249	181,847	6,402	3.5%
Occupancy percentage — Operational beds	74.1%	71.8%		2.3%
Skilled mix by nursing days	34.9%	31.1%		3.8%
Skilled mix by nursing revenue	56.8%	53.8%		3.0%

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$46,897	$6,447	$40,450	NM
Assisted and independent living revenue	16,476	873	15,603	NM
Total transitional, skilled and assisted living revenue	$63,373	$7,320	$56,053	NM
Number of facilities at period end	51	7	44	NM
Actual patient days	329,138	40,696	288,442	NM
Occupancy percentage — Operational beds	71.8%	77.6%		NM
Skilled mix by nursing days	36.7%	20.8%		NM
Skilled mix by nursing revenue	57.8%	39.8%		NM

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$620	$1,897	$(1,277)	NM
Assisted and independent living revenue	—	—	—	NM
Total transitional, skilled and assisted living revenue	$620	$1,897	$(1,277)	NM
Actual patient days	3,245	9,193	(5,948)	NM
Occupancy percentage — Operational beds	70.7%	74.6%		NM
Skilled mix by nursing days	9.6%	15.4%		NM
Skilled mix by nursing revenue	14.0%	36.0%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the three months ended March 31, 2016. These results were excluded from Same Facility results for three months ended March 31, 2016 and 2015 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$578.81	$566.27	$557.05	$557.14	$488.89	$447.71	$558.04	$561.71
Managed care	421.54	411.53	465.94	464.09	410.77	370.04	427.87	422.79
Other skilled	466.22	479.49	349.83	325.21	394.25	672.04	438.70	464.13
Total skilled revenue	500.30	501.46	478.46	484.83	449.86	464.48	488.13	497.92
Medicaid	196.98	194.31	188.19	183.51	187.25	182.39	194.12	191.69
Private and other payors	199.63	190.40	234.49	210.98	208.45	186.80	206.05	193.42
Total skilled nursing revenue	$292.15	$287.85	$294.41	$280.61	$285.97	$242.06	$291.17	$284.54

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	28.3%	31.5%	22.7%	23.1%	32.9%	24.8%	28.2%	30.0%
Managed care	17.4	15.1	27.4	27.0	19.3	6.6	19.1	16.6
Other skilled	7.9	6.7	6.7	3.7	5.6	8.4	7.3	6.3
Skilled mix	53.6	53.3	56.8	53.8	57.8	39.8	54.6	52.9
Private and other payors	7.9	8.0	8.3	9.1	7.7	19.5	8.0	8.5
Quality mix	61.5	61.3	65.1	62.9	65.5	59.3	62.6	61.4
Medicaid	38.5	38.7	34.9	37.1	34.5	40.7	37.4	38.6
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	14.2%	16.0%	12.0%	11.6%	19.2%	13.4%	14.7%	15.2%
Managed care	12.0	10.5	17.3	16.3	13.5	4.3	13.0	11.2
Other skilled	5.1	4.1	5.6	3.2	4.0	3.1	4.8	3.9
Skilled mix	31.3	30.6	34.9	31.1	36.7	20.8	32.5	30.3
Private and other payors	11.6	12.1	10.4	12.2	10.6	25.1	11.4	12.5
Quality mix	42.9	42.7	45.3	43.3	47.3	45.9	43.9	42.8
Medicaid	57.1	57.3	54.7	56.7	52.7	54.1	56.1	57.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for the periods indicated:

	Three Months Ended March 31,
	2016	2015	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$13,908	$10,363	$3,545	34.2%
Hospice services	12,758	7,952	4,806	60.4
Total home health and hospice revenue	$26,666	$18,315	$8,351	45.6%
Home health services:
Medicare Episodic Admissions	2,157	1,384	773	55.9%
Average Medicare Revenue per Completed Episode	2,923	2,861	62	2.2%
Hospice services:
Average Daily Census	843	536	307	57.3%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2016		2015
	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$117,575	30.7%	$101,628	33.2%
Medicare	110,278	28.8	94,356	30.8
Medicaid-skilled	21,665	5.7	15,537	5.1
Total	249,518	65.2	211,521	69.1
Managed Care	64,543	16.8	46,330	15.1
Private and Other(1)	69,173	18.0	48,678	15.8
Total revenue	$383,234	100.0%	$306,529	100.0%
(1) Private and other payors also includes revenue from urgent care centers and other ancillary operations.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2016	2015
Net income attributable to The Ensign Group, Inc.	$9,172	$15,170

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	(195)	(169)
Costs incurred for facilities currently being constructed and other start-up operations(b)	2,798	146
Results at closed facility, including continued obligations and closing expenses(c)	8,184	—
Acquisition related costs(d)	145	152
Patient base amortization(e)	276	284
Stock-based compensation expense(f)	1,885	1,493
Professional service fees(g)	—	26
Write off of deferred financing fee(h)	197	—
Amortization of deferred financing fee related to spin-off transaction debt(i)	28	46
Costs incurred related to new systems implementation(j)	678	287
Break up fee, net of costs, received in connection with a public auction(k)	—	(1,019)
Tax effect on Non-GAAP adjustments(l)	(5,337)	(454)
Non-GAAP Net Income	17,831	15,962

Diluted Earnings Per Share As Reported
Net Income	$0.18	$0.31
Average number of shares outstanding	$52,334	$49,652

Adjusted Diluted Earnings Per Share
Net Income	$0.34	$0.32
Average number of shares outstanding	$52,334	$49,652

(a) Represent operating results at newly opened urgent care centers, including noncontrolling interest
(b) Represent costs incurred for facilities currently being constructed and other start-up operations.
(c) Represent results at closed facility during three months ended March 31, 2016, including fair value of continued obligation under lease agreement and related closing expenses $7.9 million and operating loss of $0.3 million.
(d) Represent costs incurred to acquire an operation which are not capitalizable.
(e) Represent amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities.
(f) Represent stock-based compensation expense incurred.
(g) Represent professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.
(h) Represent write off of deferred financing fee associated with the amendment of credit revolver.
(i) Represent amortization of deferred financing fee related to the former revolver debt costs as part of the spin-off transaction.
(j) Represent costs incurred related to new systems implementation.
(k) Represent breakup fee, net of costs, received in connection with a public auction.
(l) Represent adjustment to provision for income tax to our historical year to date effective tax rate of 38.5%

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended March 31,
	2016	2015
Consolidated Statements of Income Data:
Net income	$9,290	$15,088
Less: net income (loss) attributable to noncontrolling interests	118	(82)
Interest expense, net	1,136	501
Provision for income taxes	5,889	9,585
Depreciation and amortization	8,298	6,517
EBITDA	$24,495	$31,773
Rent—cost of services	26,991	18,966
EBITDAR	$51,486	$50,739

EBITDA	$24,495	$31,773
Adjustments to EBITDA:
Urgent care center earnings(a)	(1,057)	(940)
Breakup fee, net of costs, received in connection with a public auction(b)	—	(1,019)
Acquisition related costs(c)	$145	$152
Stock-based compensation expense(d)	1,885	1,493
Costs incurred for facilities currently being constructed and other start-up operations(e)	1,363	146
Costs incurred related to new systems implementation(f)	678	287
Professional service fees(g)	—	26
Results at closed facility, including continued obligations and closing expenses(h)	8,125	—
Rent related to items(a), (b), and (h) above	1,940	489
Adjusted EBITDA	$37,574	$32,407
Facility rent—cost of services	$26,991	$18,966
Less: related to items (d) and (h) above	(1,940)	(489)
Adjusted EBITDAR	$62,625	$50,884

_______________________
(a) Operating results at newly opened urgent care centers. This amount excluded rent, depreciation and interest of $0.8 million for the three months ended March 31, 2016 and 2015. The results also excluded the net loss attributable to the variable interest entity associated with our urgent care business.

(b)	Breakup fee, net of costs, received in connection with a public auction.
(c) Costs incurred to acquire an operation which are not capitalizable.

(d)	Stock-based compensation expense incurred during the three months ended March 31, 2016 and 2015.

(e)	Costs incurred for facilities currently being constructed and other start-up operations. This amount excluded rent, depreciation and interest of $1.4 million for the three months ended March 31, 2016.

(f)	Costs incurred related to new systems implementation.

(g)	Professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.

(h)
Results at closed facility during three months ended March 31, 2016, including fair value of continued obligation under the lease and related closing expenses $7.9 million and operating loss of $0.2 million. This amount excluded rent, depreciation and interest of $0.1 million.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended March 31,
	2016	2015	2016	2015
	TSA Services		Home Health and Hospice

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$30,856	$37,298	$3,176	$2,675
Depreciation and amortization	6,302	4,949	268	221
EBITDA	$37,158	$42,247	$3,444	$2,896
Rent—cost of services	25,987	18,163	378	258
EBITDAR	$63,145	$60,410	$3,822	$3,154

EBITDA	$37,158	$42,247	$3,444	$2,896
Adjustments to EBITDA:
Stock-based compensation expense(b)	1,121	880	66	61
Costs at facilities currently being constructed and other start-up operations(c)	1,332	146	31	—
Acquisition related costs(d)	145	152	—	—
Results at closed facility, including continued obligations and closing expenses(e)	8,125	—	—	—
Rent related to item(c) and (e)above	1,369	—	9	—
Adjusted EBITDA	$49,250	$43,425	$3,550	$2,957
Rent—cost of services	25,987	18,163	378	258
Less: rent related to items(c) and (e)above	(1,369)	—	(9)	—
Adjusted EBITDAR	$73,868	$61,588	$3,919	$3,215

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Stock-based compensation expense incurred during the three months ended March 31, 2016 and 2015.

(c) Costs incurred for facilities currently being constructed and other start-up operations. This amount excluded rent, depreciation and interest of $1.4 million for the three months ended March 31, 2016.

(d) Costs incurred to acquire operations which are not capitalizable.

(e) Results at closed facility during three months ended March 31, 2016, including fair value of continued obligation under lease agreement and related closing expenses of $7.9 million and operating loss of $0.2 million. This amount excluded rent, depreciation and interest of $0.1 million.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (e) results of a single closed operation excluding rent, depreciation, interest and income taxes, (f) stock-based compensation expense, (g) costs incurred related to new systems implementation, (h) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, and (k) operating results at urgent care centers,  excluding depreciation, interest and income taxes.  Adjusted EBITDAR consists of net income before (a) interest expense, net, (b)provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of a single closed operation, excluding rent, depreciation, interest and income taxes, (g) stock-based compensation expense, (h) costs incurred related to new systems implementation, (i) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder , (j) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (k) costs incurred to acquire operations which are not capitalized and (l) operating results at urgent care centers,  excluding rent, depreciation, interest and income taxes. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.